                                                                    Exhibit 99.2
                                  CERTIFICATION


I, Ron E. Hooper, Senior Vice President Royalty Management, on behalf of Bank of America Private Bank, not in its individual capacity but solely as the trustee of Marine Petroleum Trust, certify that:

     1. I have reviewed this quarterly report on Form 10-Q of Marine Petroleum Trust;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.


Date: November 14, 2002


                                            /s/ RON E. HOOPER
                                            ------------------------------------
                                            Ron E. Hooper Senior Vice President
                                            Royalty Management on behalf of Bank
                                            of America Private Bank, not in its
                                            individual capacity but solely as
                                            the trustee of Marine Petroleum
                                            Trust